Exhibit 10.7.2
NOTICE OF RESTRICTED STOCK AWARD (Directors)
under the
TEXAS PACIFIC LAND CORPORATION 2021 NON-EMPLOYEE DIRECTOR STOCK AND DEFERRED COMPENSATION PLAN

______ Shares of Restricted Stock

THIS AWARD, made as of the ____ day of January, 20___, by Texas Pacific Land Corporation, a Delaware corporation (the “Company”), to ______________ (“Director”), is made pursuant to and subject to the provisions of the Texas Pacific Land Corporation 2021 Non-Employee Director Stock and Deferred Compensation Plan (the “Plan”). All terms that are used herein that are defined in the Plan shall have the same meanings given them in the Plan.

1.Award of Stock. Pursuant to the Plan, the Company, on January ____, 20___ (the “Date of Grant”), granted Director, subject to the terms and conditions of the Plan and subject further to the terms and conditions set forth herein, an award of _______ shares of the Company’s Common Stock, hereinafter described as “Restricted Stock.”

2.Restrictions. Except as provided in this Notice of Restricted Stock Award, the Restricted Stock is nontransferable and is subject to a substantial risk of forfeiture.

3.Vesting. Director’s interest in the shares of Restricted Stock shall be one hundred percent (100%) vested on the Date of Grant.

4.Shareholder Rights. Director will have the right to receive dividends on, and to vote, the Restricted Stock as of the Date of Grant.

5.No Right to Continued Board Service. Neither this Notice of Restricted Stock Award nor the issuance of Restricted Stock shall confer upon Director any right with respect to continuance of the Director’s service on the Board.

6.Change in Capital Structure. In accordance with the terms of the Plan, the terms of this grant shall be adjusted as the Administrator determines is equitable in the event the Company effects one or more stock dividends, stock splits, subdivisions or consolidations of shares or other similar changes in capitalization.

7.Governing Law. This Notice of Restricted Stock Award shall be governed by the laws of the State of Texas. All disputes arising under this Notice of Restricted Stock Award shall be adjudicated solely within the State or Federal courts located within the State of Texas, Dallas County.

8.Conflicts. In the event of any conflict between the provisions of the Plan as in effect on the Date of Grant and the provisions of this Notice of Restricted Stock Award, the provisions of the Plan shall govern. All references herein to the Plan shall mean the Plan as in effect on the Date of Grant.

9.Director Bound by Plan. Director has been provided a copy of the Plan and shall be bound by all the terms and provisions thereof.

10.Binding Effect. Subject to the limitations stated above and in the Plan, this Notice of Restricted Stock Award shall be binding upon and inure to the benefit of the legatees, distributees, and personal representatives of the Director and the successors of the Company.

IN WITNESS WHEREOF, the Company has caused this Notice of Restricted Stock Award to be signed on its behalf.

Texas Pacific Land Corporation

By:
Name: ____________
Title: _______________